EXHIBIT 10.7

2013 Subordinated Promissory Note

Certificate Number —[•]-

VERITEX HOLDINGS, INC.

a Texas corporation

2013 Subordinated Promissory Note

$[•]

THIS CERTIFIES THAT [•] is a registered holder of a 2013 Subordinated Promissory Note in the principal sum of $[•], of Veritex Holdings, Inc. (the “Company”) with a maturity date of December 31, 2023, transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate.  Interest on this 2013 Subordinated Promissory Note shall be payable quarterly, in arrears, to the registered holder hereof at a rate of 6% per annum, as provided on the reverse side of this certificate.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers this [•] day of December, 2013.

This certificate and the 2013 Subordinated Promissory Note represented hereby is issued and shall be subject to all the provisions of the Certificate of Formation of the Company, as now and hereafter amended, and the restrictions listed on the reverse side of this Certificate, to all of which each holder hereof, by acceptance hereof, assents.

Name: C. Malcolm Holland	Name: William C. Murphy
Title: Chief Executive Officer	Title: Vice Chairman

BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF HEREBY ACCEPTS AND AGREES TO THE TERMS AND CONDITIONS SET OUT IN THE DOCUMENT ENTITLED “VERITEX HOLDINGS, INC. 2013 SUBORDINATED PROMISSORY NOTE TERMS AND CONDITIONS” DATED DECEMBER 20, 2013.

THIS 2013 SUBORDINATED PROMISSORY NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE 2013 SUBORDINATED PROMISSORY NOTE CONSTITUTES A SPECULATIVE INVESTMENT, INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO DOES NOT SATISFY THE SUITABILITY STANDARDS SET FORTH IN REGULATION D.  ACCORDINGLY, NO PERSON SHOULD INVEST WHO IS NOT IN A POSITION TO LOSE HIS ENTIRE INVESTMENT.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THIS 2013 SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE.  SUCH 2013 SUBORDINATED PROMISSORY NOTE IS BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THIS 2013 SUBORDINATED PROMISSORY NOTE HAS NEITHER BEEN REGISTERED

WITH NOR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES AUTHORITIES OF ANY STATE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS 2013 SUBORDINATED PROMISSORY NOTE MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  THE COMPANY MAKES NO REPRESENTATION TO ANY PURCHASER OF THIS 2013 SUBORDINATED PROMISSORY NOTE REGARDING THE LEGALITY OF AN INVESTMENT HEREIN BY SUCH PURCHASER UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

INTEREST ON THIS 2013 SUBORDINATED PROMISSORY NOTE SHALL BE CALCULATED ON THE BASIS OF A 360-DAY YEAR OF TWELVE 30-DAY MONTHS.  INTEREST SHALL BE PAYABLE QUARTERLY, IN ARREARS, ON THE 15TH DAY AFTER THE END OF EACH CALENDAR QUARTER (APRIL 15, JULY 15, OCTOBER 15, JANUARY 15) BEGINNING ON THE QUARTER ENDING ON MARCH 31, 2014 UP TO AND INCLUDING THE MATURITY DATE OF DECEMBER 31, 2023, WHEN A FINAL PAYMENT OF ACCRUED INTEREST AND ALL REMAINING PRINCIPAL SHALL BE PAID.  THE HOLDER HEREOF FOR PRINCIPAL AND INTEREST PAYMENTS SHALL BE THE REGISTERED HOLDER HEREOF ON THE FIFTEENTH (15TH) DAY OF THE CALENDAR MONTH PRECEDING THE INTEREST PAYMENT DATE.

THIS 2013 SUBORDINATED PROMISSORY NOTE MAY ONLY BE PRESENTED FOR REGISTRATION OF TRANSFER OR EXCHANGE WHEN PROPERLY ENDORSED OR ACCOMPANIED BY A WRITTEN INSTRUCTION AND TRANSFER FORM SATISFACTORY TO THE COMPANY AND DELIVERED TO THE COMPANY AT ITS OFFICE MAINTAINED AT 8214 WESTCHESTER DR., STE. 400, DALLAS, TEXAS 75225, OR AT SUCH OTHER LOCATION DESIGNATED BY WRITTEN NOTICE FROM THE COMPANY TO THE HOLDER HEREOF.

FOR VALUE RECEIVED                                                                      HEREBY SELLS, ASSIGNS, AND TRANSFERS UNTO                                                                          THE VERITEX HOLDINGS INC. 2013 SUBORDINATED PROMISSORY NOTE REPRESENTED BY THIS CERTIFICATE, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                                                                ATTORNEY TO TRANSFER THE SAID 2013 SUBORDINATED PROMISSORY NOTE ON THE BOOKS OF THE COMPANY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:                                                                                 , 20

Name:

IN THE PRESENCE OF

Name:

Date:

2

VERITEX HOLDINGS, INC.

2013 Subordinated Promissory Notes

$5,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF

2013 SUBORDINATED PROMISSORY NOTES

TERMS AND CONDITIONS

Dated: December 20, 2013

THE 2013 SUBORDINATED PROMISSORY NOTES CONSTITUTE A SPECULATIVE INVESTMENT, INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO DOES NOT SATISFY THE SUITABILITY STANDARDS SET FORTH REGULATION D.  ACCORDINGLY, NO PERSON SHOULD INVEST WHO IS NOT IN A POSITION TO LOSE HIS ENTIRE INVESTMENT.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE 2013 SUBORDINATED PROMISSORY NOTES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE.  SUCH 2013 SUBORDINATED PROMISSORY NOTES ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE 2013 SUBORDINATED PROMISSORY NOTES HAVE NEITHER BEEN REGISTERED WITH NOR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES AUTHORITIES OF ANY STATE, NOR HAVE THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE 2013 SUBORDINATED PROMISSORY NOTES OFFERED HEREBY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  THE COMPANY MAKES NO REPRESENTATION TO ANY PURCHASER OF THE 2013 SUBORDINATED PROMISSORY NOTES OFFERED HEREBY REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PURCHASER UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

THE 2013 SUBORDINATED PROMISSORY NOTES OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.  BY ACCEPTANCE OF THE CERTIFICATE REPRESENTING A 2013 SUBORDINATED PROMISSORY NOTE, EACH HOLDER OF A 2013 SUBORDINATED PROMISSORY NOTE HEREBY ACCEPTS AND AGREES TO THE TERMS RESPECTING SUCH 2013 SUBORDINATED PROMISSORY NOTE CONTAINED IN THIS DOCUMENT.

Veritex Holdings, Inc., a Texas corporation (the “Company”), shall pay to the holder of each of the 2013 Subordinated Promissory Notes, or registered assigns, the principal sum indicated in the certificate therefor in one installment on December 31, 2023, and to pay to the Note-Holder interest from the date hereof, quarterly, in arrears, on the 15th day after the end of each calendar quarter end (April 15, July 15, October 15, and January 15) of each quarter beginning on March 31, 2014, up to and including the maturity date of December 31, 2023, on said principal sum at a rate per annum of six percent (6.00%); provided, however, that payment of interest will be made by check mailed to the address of the registered holder hereof as such address shall appear in the register for 2013 Subordinated Promissory Notes (the “Note Register”) maintained by the Company or by wire transfer to the account of the registered holder hereof as such account shall appear in the Note Register.  Payment of interest shall by considered made by the Company on the date that the check therefor is deposited in the United States Mail, postage paid.  The Note-Holder for quarterly interest payments, shall be the registered holder thereof on the 15th day of the calendar month preceding the interest payment date.  Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

ARTICLE I.

Defined Terms

Section 1.01          Defined Terms. Unless the context otherwise requires, capitalized terms used herein shall have the meanings ascribed to them in Article VIII.

ARTICLE II.

General Provisions

Section 2.01          Mutilated Destroyed, Lost or Stolen 2013 Subordinated Promissory Note.  In case a 2013 Subordinated Promissory Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute and deliver a new 2013 Subordinated Promissory Note, in exchange and substitution for the mutilated 2013 Subordinated Promissory Note or in lieu of and in substitution for the 2013 Subordinated Promissory Note destroyed, lost or stolen.  In every case the Note-Holder shall furnish to the Company such security or indemnity as may be required by it to hold the Company harmless, and, in every case of destruction, loss or theft the Note-Holder shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of this 2013 Subordinated Promissory Note and of the ownership thereof.  Upon issuance of any substituted 2013 Subordinated Promissory Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses connected therewith.

Section 2.02          Transfer and Registration of 2013 Subordinated Promissory Notes.  A 2013 Subordinated Promissory Note may be presented for transfer by surrender thereof at the office of the Company maintained in accordance with Section 3.02 hereof, duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company, duly executed by the registered holder thereof or his attorney duly authorized in writing. A 2013 Subordinated

Promissory Note may be transferred in whole, but not in part.  The Company will have no obligation to transfer this 2013 Subordinated Promissory Note unless its requirements are met and such transfer complies with the legends on the back of the 2013 Subordinated Promissory Note.  By its acceptance of the 2013 Subordinated Promissory Note, the holder hereof acknowledges the restrictions on transfer of the 2013 Subordinated Promissory Note set forth herein, and agrees that it will transfer the 2013 Subordinated Promissory Note only as provided herein.

Section 2.03          Aggregate Principal Amount of 2013 Subordinated Promissory Notes.  Each 2013 Subordinated Promissory Note is one of a duly authorized issue of Promissory Notes of the Company known as its 2013 Subordinated Promissory Notes with an aggregate principal amount of Five Million Dollars ($5,000,000).

Section 2.04          Amendment of 2013 Subordinated Promissory Notes.  Each of the 2013 Subordinated Promissory Notes may be amended by the Company with the written consent of the holders of at least a majority in outstanding principal amount of the 2013 Subordinated Promissory Notes; provided that without the written consent of the holder of a 2013 Subordinated Promissory Note, no amendment shall (a) reduce the rate or change the time for payment of interest on every 2013 Subordinated Promissory Note, (b) reduce the principal of or change the maturity of a 2013 Subordinated Promissory Note, (c) amend Sections 5.01 or 7.01, or (d) make any change in Article VI that adversely affects the rights of the holder of a 2013 Subordinated Promissory Note.  After an amendment becomes effective, it shall bind the holders and every subsequent holder of a 2013 Subordinated Promissory Note, even if notation of the amendment is not made on any 2013 Subordinated Promissory Note.  However, the Company may place an appropriate notation regarding an amendment on any 2013 Subordinated Promissory Note thereafter executed.

Section 2.05          Early Redemption.  The 2013 Subordinated Promissory Notes are not convertible.  Subject to the prior approval of the Federal Reserve Bank of Dallas or such other regulatory approvals as may be required, the 2013 Subordinated Promissory Notes may be redeemed at the option of the Company, in whole or in part in any amount, at any time or from time to time subsequent to the date five years after the date the 2013 Subordinated Promissory Notes were originally issued, upon not less than thirty (30) days’ prior written notice, at a redemption price equal to 100% of any remaining principal amount being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (as defined herein).

(a)           Notice to Record Holder.  If the Company elects to redeem the 2013 Subordinated Promissory Notes pursuant to this Section 2.05, at least thirty (30) days before a Redemption Date, the Company shall provide a written notice of redemption to each holder whose Promissory Note(s) are to be redeemed at such holder’s registered address.

(b)           The notice shall identify the 2013 Subordinated Promissory Notes to be redeemed and shall state:

(i)            the redemption date (the “Redemption Date”);

(ii)           the redemption price and the amount accrued and unpaid interest, if any, to be paid;

(iii)          if this 2013 Subordinated Promissory Note is being redeemed in part, the portion of the principal amount of this 2013 Subordinated Promissory Note to be redeemed and that, after the Redemption Date, upon cancellation of this 2013 Subordinated Promissory Note, a new 2013 Subordinated Promissory Note or Promissory Notes in principal amount equal to the unredeemed portion will be issued in the name of the holder hereof;

(iv)          the name and address of the Paying Agent (as defined herein);

(v)           that the 2013 Subordinated Promissory Notes called for redemption must be surrendered to the Company to collect the redemption price plus accrued interest, if any;

(vi)          that, unless the Company defaults in making such redemption payment or is prohibited from making such payment pursuant to the terms of this 2013 Subordinated Promissory Note, by law or otherwise, interest on this 2013 Subordinated Promissory Note if called for redemption ceases to accrue on and after the Redemption Date;

(vii)         the paragraph of this 2013 Subordinated Promissory Note pursuant to which this 2013 Subordinated Promissory Note is called for redemption is being redeemed; and

(viii)        any other information necessary to enable holder to comply with the notice of redemption.

(c)           Selection of 2013 Subordinated Promissory Notes to be Redeemed.  If less than all the 2013 Subordinated Promissory Notes are to be redeemed, the Company shall select the 2013 Subordinated Promissory Notes to be redeemed on a pro rata basis, by lot or by such other method as the Company considers fair and appropriate in its sole discretion.  The Company shall make the selection not less than thirty (30) days before the Redemption Date from the 2013 Subordinated Promissory Notes outstanding and not previously called for redemption.  2013 Subordinated Promissory Notes and portions of them the Company selects shall be in any principal amount.

(d)           Effect of Notice of Redemption.  Once notice of redemption is delivered (if this 2013 Subordinated Promissory Note is called for redemption), this 2013 Subordinated Promissory Note will become due and payable on the Redemption Date set forth in the notice at the price set forth herein plus interest, if any, accrued and unpaid to the Redemption Date; provided that accrued interest which is due and payable on any interest payment date which is on or prior to the Redemption Date shall be payable to the holder of this 2013 Subordinated Promissory Note, registered as such at the close of business on the 15th day of the calendar month preceding the Redemption Date; and provided, further, that if a Redemption Date is not a business day, payment shall be made on the next succeeding business day and no interest shall accrue for the period from such

Redemption Date to such succeeding business day unless the Company shall default in the payment due on such business day.  Upon surrender to the Company, this 2013 Subordinated Promissory Note shall be paid at the redemption price stated in such notice.  Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.

The notice if mailed in the manner provided herein shall be conclusively presumed to have been given.  In any case, failure to give such notice to any holder or any defect in the notice to any holder of any 2013 Subordinated Promissory Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other 2013 Subordinated Promissory Notes.

(e)           Deposit of Redemption Price.  Prior to 10:00 a.m. (Dallas, Texas time) on the Redemption Date, the Company shall deposit in an account with Veritex Community Bank, Dallas, Texas (“Paying Agent”), in immediately available funds, money sufficient to pay the redemption price of and accrued and unpaid interest, to but not including the Redemption Date on all 2013 Subordinated Promissory Notes to be redeemed on that date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date).  The Paying Agent shall return to the Company any money not required for that purpose.

So long as the Company complies with the preceding paragraph and the other provisions of this Section 2.05 and unless the Paying Agent is prohibited from making such payment pursuant to the terms of the 2013 Subordinated Promissory Notes to be redeemed on the applicable Redemption Date, interest shall cease to accrue from and after such Redemption Date and such 2013 Subordinated Promissory Notes or portions thereof shall be deemed not to be entitled to any benefit under this 2013 Subordinated Promissory Note except to receive payment on the Redemption Date of the redemption price plus interest, if any, accrued and unpaid to the Redemption Date.  If any 2013 Subordinated Promissory Note called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such redemption price (including, without limitation, accrued interest) is paid in full, the Company shall pay interest, to the extent permitted by law, on the unpaid principal, and interest, if any, on such 2013 Subordinated Promissory Note at the rate of six percent (6.00%) per annum or the maximum rate permitted by law.

(f)            Securities Redeemed in Part.  If this 2013 Subordinated Promissory Note is redeemed in part, and upon surrender hereof, the Company shall issue for the holder at the expense of the Company a new 2013 Subordinated Promissory Note, equal in principal amount of the unredeemed portion of the 2013 Subordinated Promissory Note surrendered.

Section 2.06          Tax Withholding.  To the extent required by applicable law, the Company shall withhold or cause to be withheld an amount on any payment to be received by a holder of each of the 2013 Subordinated Promissory Notes for or on account of any taxes imposed and pay or cause to be paid the amount withheld to the applicable governmental authority. The holder of each of the 2013 Subordinated Promissory Notes shall provide the Company with the applicable and duly completed Internal Revenue Service form as requested by the Company or as required under then current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such holder.

ARTICLE III.

Particular Covenants of the Company

Section 3.01          Payment of Principal and Interest on 2013 Subordinated Promissory Note. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and the interest on each 2013 Subordinated Promissory Note at the place, at the respective times and in the manner provided herein.

Section 3.02          Board Observation Rights.  The Company covenants and agrees that if, at any time or times, interest on the 2013 Subordinated Promissory Note payable to a Note-Holder has not been paid within 30 days of the date when such interest was due or the Company’s classified assets to total tangible capital ratio exceeds 40%, then the Note-Holder that holds the greatest aggregate principal amount of 2013 Subordinated Promissory Notes may elect one (1) representative of the Note-Holder (the “Note-Holder Representative”), to attend as an invited guest and fully monitor all regular and special meetings of the Board of Directors of the Company until such interest payment has been paid and/or the Company’s classified assets to total tangible capital ratio no longer exceeds 40%.  Notwithstanding the above, the Note-Holder Representative may be excluded from portions of the meetings of the Board of Directors of the Company if, based on advice of counsel to the Company, the presence of such Note-Holder Representative would be reasonably likely to adversely affect the confidential nature of or any privilege relating to any matter to be discussed.

Section 3.03          Inspection of Records; Meeting with Officers.  The Company covenants and agrees that as of the date hereof, the Note-Holder’s rights to inspect the books and records of the Company shall rank pari passu with the rights of the holders of common stock of the Company to inspect the books and records of the Company under the laws of the State of Texas, and that the Note-Holder’s shall have the right to have a meeting (which may be conducted telephonically) with the Chief Financial Officer or Chief Executive Officer no more than once per quarter.

Section 3.04          Office for Notices and Payments etc.  So long as any 2013 Subordinated Promissory Note remains outstanding, the Company will maintain at 8214 Westchester Dr., Ste. 400, Texas 75225 (or at such other location designated by a written notice to the Note-Holder), an office or agency where this 2013 Subordinated Promissory Note may be presented for payment, an office or agency where a 2013 Subordinated Promissory Note may be presented for registration of transfer or exchange as herein provided, and an office or agency where notices and demands to or upon the Company in respect of a 2013 Subordinated Promissory Note may be served.

Section 3.05          Closing Fee.  The Company covenants and agrees that it will pay to the Note-Holder on the date the 2013 Subordinated Promissory Notes are issued a one-time closing fee (“Closing Fee”) equal to one-half of one percent (.50%) multiplied by the aggregate principal amount of 2013 Subordinated Promissory Notes that the Note-Holder purchases. For example, if Note-Holder purchased $3,500,000 of 2013 Subordinated Promissory Notes, then the Company will pay a Closing Fee of $17,500 to the Note-Holder on the date the 2013 Subordinated Promissory Notes are issued.  The Company will only pay a Closing Fee on the original date of issuance of the 2013 Subordinated Promissory Notes, and the Company will not be obligated to pay a Closing Fee to any subsequent holder of the 2013 Subordinated Promissory Notes.

ARTICLE IV.

Immunity of Incorporators, Stockholders,

Officers and Directors

Section 4.01          2013 Subordinated Promissory Note Solely Corporate Obligations.  No recourse for the payment of the principal of or interest on a 2013 Subordinated Promissory Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company related to a 2013 Subordinated Promissory Note, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the 2013 Subordinated Promissory Notes.

ARTICLE V.

Remedies in Event of Default

Section 5.01          Event of Default.  In case one or more of the following Events of Default shall have occurred and be continuing:

(a)           without the consent of the Company, a court having jurisdiction shall enter an order for relief with respect to the Company under the Bankruptcy Code or without the consent of the Company a court having jurisdiction shall enter a judgment, order or decree adjudging the Company bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law and the continuance of any such judgment, order or decree unstayed and in effect for a period of ninety (90) consecutive days; or

(b)           the Company shall institute proceedings for entry of an order for relief with respect to the Company under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Company or substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code;

then and in each and every such case, unless the principal of the 2013 Subordinated Promissory Notes shall have already become due and payable, the holders of not less than 51% in outstanding principal amount of 2013 Subordinated Promissory Notes (“Majority Holders”) by notice in writing to the Company, may declare the principal of all 2013 Subordinated Promissory Notes and any accrued interest to the date of declaration to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, subject to Article VI.

Section 5.02          No Acceleration.  Except as permitted by Section 5.01, the holders of the 2013 Subordinated Promissory Notes shall not have the right to accelerate the payment of or otherwise declare the principal of all 2013 Subordinated Promissory Notes and any accrued interest to the date of declaration to be due and payable prior to the date of maturity of the 2013 Subordinated Promissory Notes.

Section 5.03          Remedies Cumulative and Continuing.  All powers and remedies given by this Article V to the holders of the 2013 Subordinated Promissory Notes shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other thereof or of any other powers and remedies available to such holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the 2013 Subordinated Promissory Notes, and no delay or omission of any holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Article V or by law to the holders of the 2013 Subordinated Promissory Notes may be exercised from time to time, and as often as shall be deemed expedient, by such holders.

Section 5.04          Waiver of Presentment, Demand, Etc.  Except as provided herein, the Company hereby waives presentment and demand for payment, protest, notice of protest and nonpayment, notice of the intention to accelerate, notice of acceleration, and agrees that its liability on this 2013 Subordinated Promissory Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, and hereby consents to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

ARTICLE VI.

Subordination of Promissory Note

Section 6.01          Agreement of Subordination.  The Company irrevocably covenants and agrees, and the holders of the 2013 Subordinated Promissory Notes, by their acceptance thereof, likewise irrevocably covenant and agree, that the payment of the principal of and interest on the 2013 Subordinated Promissory Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness. The 2013 Subordinated Promissory Notes are unsecured.  The provisions of this Article VI are made for the benefit of the holders of Senior Indebtedness, and such holders shall, at any time, be entitled to enforce such provisions against the Company or the holder hereof.  No holder of any Senior Indebtedness shall be deemed to owe any fiduciary duty or any other obligation to any holder of the 2013 Subordinated Promissory Notes now or at any time hereafter.

Section 6.02          Payment Over of Proceeds Upon Dissolution, etc.

(a)           In the event of (x) any insolvency, bankruptcy, receivership, liquidation, readjustment, composition or other similar proceeding relative to the Company or its creditors or its property, (y) any proceeding for voluntary liquidation, dissolution or other winding up of the Company whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshaling of the assets of the Company, then and in any such event,

(i)            all Senior Indebtedness (including interest accruing on such Senior Indebtedness after the date of filing a petition or other action commencing any such proceeding) shall first be paid in full, or have provision made for payment in full to the reasonable satisfaction of the holder of any Senior Indebtedness, before the holders of the 2013 Subordinated Promissory Notes shall be entitled to receive any payment on account of the principal of or interest on the indebtedness evidenced by the certificates for the 2013 Subordinated Promissory Notes, and

(ii)           any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article VI with respect to the 2013 Subordinated Promissory Notes, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of Senior Indebtedness at the time outstanding), to which the holders of the 2013 Subordinated Promissory Notes would be entitled except for the provisions of this Article VI, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and premium, if any, and interest on, the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid and/or outstanding (as the case may be), after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

(b)           No payments on account of principal of or interest on the 2013 Subordinated Promissory Notes shall be made unless full payment of amounts then due for principal of,

premium, if any, and interest on all Senior Indebtedness has been made or otherwise duly provided for to the reasonable satisfaction of each holder of any Senior Indebtedness.

(c)           In the event and during the continuation of any default or event of default in respect of any Senior Indebtedness or under any agreement under which any Senior Indebtedness was issued continuing beyond the period of grace, if any, specified in such agreement, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company and no application of funds shall be made with respect to the principal of or interest on the 2013 Subordinated Promissory Notes.

(d)           In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article VI with respect to the 2013 Subordinated Promissory Notes, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of Senior Indebtedness at the time outstanding), shall be received by the holders of the 2013 Subordinated Promissory Notes during the continuance of any event specified in Sections 6.02(a), 6.02(b) or 6.02(c) prohibiting such payment and before all Senior Indebtedness is paid in full or provision made for its payment to the reasonable satisfaction of each holder of any Senior Indebtedness, such payment or distribution (subject to Section 6.04) shall be immediately paid by the holder hereof over to the holders of Senior Indebtedness (or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued), upon their written request remaining unpaid or unprovided for as provided in the foregoing subsection (ii) of Section 6.02(a), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

(e)           Subject to the payment in full of all Senior Indebtedness and the irrevocable and complete termination of all commitments and obligations to issue or fund any Senior Indebtedness (and not before such time), all holders of the 2013 Subordinated Promissory Notes shall be subrogated equally and ratably with the other holders of the 2013 Subordinated Promissory Notes to all rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on this 2013 Subordinated Promissory Note shall be paid in full; and, for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of cash, property or securities distributable or paid over to the holders of Senior Indebtedness under the provisions hereof to which the holders of the 2013 Subordinated Promissory Notes would be entitled except for the provisions of this Article VI shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the 2013 Subordinated Promissory Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article VI are and are intended solely for the purposes of defining the relative rights of the holders of the 2013 Subordinated Promissory Notes and the holders of the Senior Indebtedness.

(f)            Nothing contained in this Article VI or elsewhere in this document is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the 2013 Subordinated Promissory Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holder hereof the principal of and interest hereon, as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the holder hereof and other creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything in this document prevent the holder from exercising all remedies otherwise permitted by applicable law upon the happening of any Event of Default under this document, subject to the rights, if any, under this Article VI of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(g)           Without notice to or the consent of the holders of the 2013 Subordinated Promissory Notes, the holders of the Senior Indebtedness or the entities committed or obligated to issue or fund any Senior Indebtedness may at any time and from time to time, without impairing or releasing the subordination herein made, change the manner, place or terms of payment, or change or extend the time of payment of or renew or alter the Senior Indebtedness or the commitment or obligation to issue or fund any Senior Indebtedness, or amend or supplement in any manner any instrument evidencing the Senior Indebtedness or the commitment or obligation to issue or fund any Senior Indebtedness, any agreement pursuant to which the Senior Indebtedness was issued or incurred or any instrument securing or relating to the Senior Indebtedness or the commitment or obligation to issue or fund any Senior Indebtedness; release any person liable in any manner for the payment or collection of the Senior Indebtedness; exercise or refrain from exercising any rights in respect of the Senior Indebtedness against the Company or any other person; apply any money or other property paid by any person or released in any manner to the Senior Indebtedness; accept or release any security for the Senior Indebtedness; sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; or exercise or refrain from exercising any rights against the Company or any other person; all without thereby impairing in any respect the rights of such holders of Senior Indebtedness as provided in this Article VI.

Section 6.03          No Waiver of Subordination Provision.  No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this document, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 6.04          Payments to Note-Holder.  Nothing contained in this Article VI or elsewhere in this document, shall, however, affect the obligation of the Company to make, or prevent the Company from making, at any time, except as provided in Section 6.02, payments of principal of or interest on the 2013 Subordinated Promissory Notes.

Section 6.05          Authorization of Note-Holder to Company to Effect Subordination.  Each holder of a 2013 Subordinated Promissory Note by his acceptance hereof irrevocably authorizes and directs the Company on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VI and appoints the Company his attorney-in-fact for such purpose.

Section 6.06          All Provisions of 2013 Subordinated Promissory Note Qualified by Article VI.  Notwithstanding anything herein contained to the contrary, all the provisions of this document shall, except as otherwise provided herein, be subject to the provisions of this Article VI, so far as the same may be applicable thereto.

Section 6.07          No Sinking Fund Payment.  The holders of the 2013 Subordinated Promissory Notes, by their acceptance hereof, irrevocably acknowledges and agrees, that the Company will not make any sinking fund deposits with regards to the 2013 Subordinated Promissory Notes.

ARTICLE VII.

Miscellaneous Provisions

Section 7.01          Successors and Assigns of Company Bound.  All the covenants, stipulations, promises and agreements in this document by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 7.02          Notice to Note-Holder.  When this document provides for notice to the holder of any event, such notice shall be sufficiently given (unless otherwise expressly herein provided) if in writing and mailed, first class, postage prepaid, to the holder at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any notice which is mailed to the holder in the manner herein provided shall be conclusively presumed to have been duly given. Where this document provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

Section 7.03          GOVERNING LAW.  THIS DOCUMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.  THE EXCLUSIVE VENUE FOR ANY DISPUTES RELATED TO OR ARISING OUT OF THE 2013 SUBORDINATED PROMISSORY NOTES, INCLUDING THESE TERMS AND CONDITIONS, SHALL BE IN DALLAS COUNTY, TEXAS.

Section 7.04          Legal Holidays.  In any case where the date of maturity of interest on or principal of the 2013 Subordinated Promissory Notes or the date fixed for redemption of the 2013 Subordinated Promissory Notes shall not be a Business Day, then payment of interest on or principal of the 2013 Subordinated Promissory Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such prior date.

Section 7.05          Severability.  In case any provision of this document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

ARTICLE VIII.

Definitions

Section 8.01          Definitions.  The terms defined in this Section 8.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of the 2013 Subordinated Promissory Notes shall have the respective meanings specified in this Section 8.01.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, 11 U.S.C. § 101 et seq. or any successor statute thereto.

“Business Day” shall mean any day except a Saturday, a Sunday or a day on which banking institutions in Texas are authorized or required by law to close.

“Indebtedness” shall mean the following, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, (a) the principal of, premium if any, and interest on (i) indebtedness of the Company for money borrowed, (ii) indebtedness of the Company evidenced by bonds, 2013 Subordinated Promissory Notes or similar obligations, (iii) capitalized lease obligations, (iv) indebtedness or obligations incurred, assumed or guaranteed by the Company in connection with the acquisition or improvement of any property or asset or the acquisition by it or by a Subsidiary of any business, (v) indebtedness of others of the kinds described in the preceding clauses (i), (ii), (iii), and (iv), assumed or guaranteed by the Company or in effect guaranteed by the Company through an agreement to purchase or otherwise, (vi) obligations which would be classified as liabilities on the balance sheet of the Company in accordance with generally accepted accounting principles, evidencing the purchase price for the acquisition of assets of any kind, tangible or intangible, by the Company or a Subsidiary, except in the ordinary course of business, and (b) any increases, refundings, renewals, rearrangements or extensions of and amendments, modifications and supplements to any indebtedness, liability or obligation described in clause (a) above.

“Junior Indebtedness” shall mean Indebtedness, which, by the terms of the instrument by which such Indebtedness is created or evidenced, ranks junior and subordinate in right of payment to the 2013 Subordinated Promissory Notes, including, but not limited to, the Company’s common stock and preferred stock, and any Indebtedness of the Company incurred in connection with the issuance of trust preferred securities.

“Promissory Note” shall mean any of the 2013 Subordinated Promissory Notes issued on exchange or transfer hereof.

“Note-Holder” “holder of a 2013 Subordinated Promissory Note” or other similar terms mean any person in whose name at the time a 2013 Subordinated Promissory Note shall be registered in the Note Register kept for that purpose in accordance with the terms hereof.

“Senior Indebtedness” shall mean whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, the principal of, premium if any, and interest on Indebtedness for money borrowed by the Company which by law or by its express terms is made senior and preferential in right of payment to the 2013 Subordinated Promissory Notes.  Senior Indebtedness includes the Indebtedness of any general creditors of the Company.  Senior Indebtedness also includes the obligations of Veritex Community Bank, Dallas, Texas (the “Bank”) to its depositors, its obligations under banker’s acceptance and letters of credit, its obligations, if any, to any Federal Reserve Bank, its obligations to the Federal Deposit Insurance Corporation (“FDIC”), and to claims of its fiduciary beneficiaries as well as any indebtedness of the Bank or a successor bank or corporation, including interest thereon, for borrowed money however incurred or any guarantee of such indebtedness by the Bank outstanding at any time except such indebtedness that by its express terms is not senior in right of payment to the 2013 Subordinated Promissory Notes.

“Subsidiary” shall mean any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by a duly authorized officer.

VERITEX HOLDINGS, INC.

C. Malcolm Holland
Chief Executive Officer

[Signature Page to Terms and Conditions of Veritex Holdings, Inc.

2013 Subordinated Promissory Note]